UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2014 (February 3, 2014)

 FIFTH & PACIFIC COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10689	13-2842791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 Broadway, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 354-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 3, 2014, Fifth & Pacific Companies, Inc. (the “Company”) completed the previously announced sale of 100% of the capital stock of Lucky Brand Dungarees, Inc. (“Lucky Brand”), at that time a wholly-owned subsidiary of the Company that owned the operations of the Lucky Brand business, to LBD Acquisition Company, LLC (“LBD Acquisition”), a Delaware limited liability company and affiliate of Leonard Green & Partners, L.P. for aggregate consideration of $225.0 million, comprised of $140.0 million in cash and a three-year $85.0 million note (the “Lucky Brand Note”) issued by the successor to LBD Acquisition, Lucky Brand Dungarees, LLC (“Lucky Brand LLC”) to the Company, subject to working capital and other adjustments and pursuant to the previously disclosed purchase agreement dated as of December 10, 2013 (the “Agreement”) by and between the Company and LBD Acquisition. Lucky Brand has also assumed the proportionate share of the Company’s service contract with Li & Fung in addition to the other related obligations.

The Company has also agreed to provide certain transition services to LBD Acquisition and Lucky Brand LLC.

The Company has made certain customary representations and warranties to LBD Acquisition in the Agreement, and has also provided certain customary covenants, including the indemnification of LBD Acquisition with respect to breaches of representations and warranties and breaches of covenants, subject to specified limitations on the amount of indemnifiable damages and the survival period.

The foregoing description of the Agreement is only a summary, does not purport to be complete and is qualified in its entirety by the complete text of the Agreement itself, which the Company filed as Exhibit 2.1 to its Current Report on Form 8-K dated December 10, 2013.

The Lucky Brand Note matures in February 2017 and is guaranteed by substantially all of Lucky Brand LLC’s subsidiaries.  The Lucky Brand Note is secured by second-priority lien on all accounts receivable and inventory of Lucky Brand LLC and the guarantor subsidiaries and a first-priority lien on all other collateral of Lucky Brand LLC and the guarantors.  The accounts receivable and inventory secure Lucky Brand LLC’s asset-based revolving loan facility on a first-priority basis, and the other collateral secures that loan facility on a second-priority basis.  The principal amount of the Lucky Brand Note increases by $5.0 million per year in equal monthly increments and bears cash interest of $8.0 million per year, payable semiannually in arrears.  The indenture governing the Lucky Brand Note contains restrictive covenants and events of default that are customary for high-yield indentures.  The Lucky Brand Note is prepayable at any time by Lucky Brand LLC without a prepayment premium, subject to certain restrictions as to the minimum amount that may be prepaid without the Company’s consent.  The foregoing description of the Lucky Brand Note is only a summary, does not purport to be complete and is qualified in its entirety by the complete text of the Lucky Brand Note itself, which the Company intends to file as an exhibit to its next Quarterly Report on Form 10-Q for its first fiscal quarter, which ends on April 5, 2014.

Pro forma financial information of the Company, giving effect to the transaction, is attached as Exhibit 99.1 hereto.

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The disclosure set forth in Item 1.01 is hereby incorporated in this Item by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(b) Pro forma financial information

Unaudited pro forma financial information giving effect to the transaction and to the previously completed sale of the Company’s Juicy Couture brandname and related assets, which was reported by the Company in its Current Report on Form 8-K dated November 6, 2013, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description

99.1	Unaudited Pro Forma Financial Information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH & PACIFIC COMPANIES, INC.

Date: February 7, 2014	By:	/s/ Christopher DiNardo
	Name:	Christopher DiNardo
	Title:	Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited Pro Forma Financial Information.